Exhibit 10.3

DREW INDUSTRIES INCORPORATED

PERFORMANCE STOCK AWARD AGREEMENT
PURSUANT TO DREW INDUSTRIES INCORPORATED

EQUITY AWARD AND INCENTIVE PLAN,

AS AMENDED AND RESTATED

This PERFORMANCE STOCK AWARD AGREEMENT (this “Agreement”) made and entered into as of [DATE], 20[__] (the “Award Date”), between DREW INDUSTRIES INCORPORATED, a Delaware corporation (the “Corporation”), and [NAME] (the “Participant”), an employee of the Corporation or one of its wholly owned subsidiaries, sets forth the terms and conditions of a Performance Award issued pursuant to the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated, which may be amended or supplemented hereafter (the “Plan”), a copy of which the Participant hereby acknowledges receiving.
1.Capitalized terms used herein but not defined shall have the meanings prescribed in the Plan.
2.In accordance with the award, and subject to the terms and conditions of the Plan and this Agreement, the Committee hereby grants to the Participant a performance-based long-term incentive award of up to [NUMBER] shares of Stock (the “LTI Shares”).
3.a.    Except as otherwise provided in this Agreement, the number of LTI Shares that shall be earned will be based on whether and to what extent the performance goals are achieved, as set forth below, and as determined by the Committee in its sole discretion. The LTI Shares can be earned if cumulative Adjusted EPS for the Measurement Period exceeds Benchmark EPS by more than the threshold growth percentage, and the number of LTI Shares earned will be determined in proportion to the percentage increase in such cumulative Adjusted EPS for the Measurement Period over the threshold growth percentage up to the [target][maximum] growth percentage, as described in the formula set forth on Annex A hereto.
b.    The LTI Shares earned will be determined upon certification by the Compensation Committee of the Board of Directors at the end of the Measurement Period that the performance criteria has been met, typically at their February meeting of the subsequent year and no later than 60 days following the end of the Measurement Period. The earned LTI Shares shall vest on [DATE], 20[__] (the “Vesting Date”). Notwithstanding anything to the contrary contained herein, the Vesting Date may not be extended.
c.    Except as provided in Section 5 hereof, the unvested portion of the Award shall be forfeited upon the Participant’s termination of employment.
d.    The term “Adjusted EPS” means the earnings per diluted share as reported by the Corporation in its consolidated financial statements, adjusted to exclude the after-tax impact (as required) of the following: (i) extraordinary items determined in accordance with generally accepted accounting principles, (ii) the cumulative effect of a change in accounting principles, (iii) goodwill impairment, (iv) charges for reorganizing or restructuring, (v) charges from asset write-downs, (vi) unless otherwise designated as earnings by resolution of the Committee, gains or losses resulting from the decision to sell, sale or discontinuance of a business, operation or significant activity by the Corporation or its subsidiaries (whether through a sale of assets or the stock of a subsidiary, but excluding any corporate restructuring transaction), and (x) other unusual items as determined by the Committee from time to time; provided that, for each of the items (iv) through (x) (unless otherwise designated as earnings by resolution of the Committee with respect to item (ix)), the Corporation shall have disclosed such adjustments in its audited financial statements (including footnotes), or in the management’s discussion and analysis section of the Corporation’s Annual Report on Form 10-K for the applicable year in which such adjustment occurred.
e.    The term “Benchmark EPS” means $[___] per share.
f.    The term “Measurement Period” means the [x] year period from January 1, 20[__] through December 31, 20[__].
4.All LTI Shares represented by the Award which have vested shall be issued and delivered to the Participant, in full, as soon as practicable following the Vesting Date, except as provided in Section 5.
5.a.    In the event of a Change of Control before the Vesting Date, the Participant shall be entitled to retain the Award, and the number of LTI Shares earned shall be determined as follows: (i) if the Change of Control occurs before the end of the Measurement Period, the number of LTI Shares will be calculated and certified by the Committee assuming the target for Adjusted

EPS for the Measurement Period had been achieved, and (ii) if the Change of Control occurs after the conclusion of the Measurement Period, the number of LTI Shares will be calculated as set forth in Section 3 hereof based on the actual Adjusted EPS achieved; provided, in either situation, that the number of LTI Shares earned shall be prorated to reflect the portion of the 36-month vesting period that had occurred before the date of the Change of Control. The LTI Shares thus earned and calculated as set forth above shall be issued and delivered to the Participant on the 90th day following the Change of Control.
b.    In the event of the Participant’s death before the Vesting Date, the Beneficiary designated by the Participant in his or her most recent beneficiary designation filed with the Committee shall be entitled to retain the Award, and the number of LTI Shares earned shall be determined as follows: (i) if Participant’s death occurs before the end of the Measurement Period, the number of LTI Shares will be calculated and certified by the Committee assuming the target for Adjusted EPS for the Measurement Period had been achieved, and (ii) if Participant’s death occurs after the conclusion of the Measurement Period, the number of LTI Shares will be calculated as set forth in Section 3 hereof based on the actual Adjusted EPS achieved; provided, in either situation, that the number of LTI Shares earned shall be prorated to reflect the portion of the 36-month vesting period for which the Participant was employed. The LTI Shares thus earned and calculated as set forth above shall be issued and delivered as soon as practicable following the date of death.
c.    In the event of the Participant’s Disability before the Vesting Date, the Participant shall be entitled to retain the Award, and the number of LTI Shares earned shall be determined as follows: (i) if Participant’s Disability occurs before the end of the Measurement Period, the number of LTI Shares will be calculated and certified by the Committee assuming the target for Adjusted EPS for the Measurement Period had been achieved, and (ii) if Participant’s Disability occurs after the conclusion of the Measurement Period, the number of LTI Shares will be calculated as set forth in Section 3 hereof based on the actual Adjusted EPS achieved; provided, in either situation, that the number of LTI Shares earned shall be prorated to reflect the portion of the 36-month vesting period for which the Participant was employed. The LTI Shares thus earned and calculated as set forth above shall be issued and delivered as soon as practicable following the determination of the Participant’s Disability. The term “Disability” shall mean Participant’s physical or mental disability that renders Participant incapable of performing the essential functions of

Participant’s job, with or without reasonable accommodation, and which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined in good faith by the Corporation.
6.The Participant or Beneficiary shall not be entitled to any rights of a stockholder of the Corporation with respect to any shares of Stock represented by the Award until the date of the issuance of a stock certificate to him or her for such shares or the issuance of shares in book-entry form.
7.The Award is not transferable by the Participant otherwise than by will or the laws of descent and distribution; provided, however, that the designation of a Beneficiary by the Participant shall not constitute a transfer.
8.The Committee shall make or provide for such adjustments to the LTI Shares represented by the Award as it shall deem appropriate in accordance with the Plan. In the event that the Corporation pays any cash or other dividend or makes any other distribution in respect of the Common Stock, for each LTI Share granted hereunder, the Award shall be credited with an additional number of shares of Stock determined by dividing (1) the amount of cash, or the value (as determined by the Committee) of any securities or other property paid or distributed in respect of one outstanding share of Common Stock by (2) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. Such credit to the Award shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock and shall be subject to the same terms and conditions as the original Award.
9.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered to the Corporation or mailed to the Corporation’s principal office, addressed to the attention of the President, and if to the Participant, shall be delivered or mailed to the Participant at the address set forth herein. Such addresses may be changed at any time by notice as set forth herein. A copy of any notice given hereunder shall be sent simultaneously to the Committee, c/o Vice President - Chief Legal Officer, Drew Industries Incorporated, 3501 County Road 6 East, Elkhart, IN 46514.
10.All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive.

11.This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 5 and 6 hereof, the Beneficiary, personal representatives, distributees and legatees of the Participant.
12.Nothing herein shall confer upon the Participant the right to continue as an employee of the Corporation or affect the right of the Corporation to terminate the Participant’s position as an employee.
13.a.     Notwithstanding any provision of this Agreement to the contrary, the Participant understands and agrees that the Corporation shall not pay, issue or deliver any shares of Stock represented by the Award, even if the Award shall have become fully vested, if he or she has engaged in any “Detrimental Activity” as hereinafter defined. At such time as any shares of Stock represented by the Award are to be delivered to the Participant, he or she may be required to certify in a manner acceptable to the Corporation that he or she is in compliance with the terms and conditions of this Agreement, the Plan and any other agreement between the Participant and the Corporation, and that the Participant is not engaged in any Detrimental Activity. In the event the Participant fails to comply with the provisions of this Agreement, the Plan or any other agreement with the Corporation, or engages in any Detrimental Activity, at any time prior to or during the six months after the entire amount of shares of Stock represented by the Award have been issued and delivered to him or her, such entire Award may be rescinded by the Corporation within one (1) year after the Corporation becomes aware of such failure of compliance or Detrimental Activity, and the Corporation shall notify the Participant in writing of any such rescission within such one-year period. Within ten (10) days after receiving such notice of rescission, the Participant shall pay to the Corporation the entire amount of the Award previously paid to him or her, in such manner and on such terms and conditions as may be required by the Corporation, including, without limitation, payment in cash or by returning to the Corporation the number of shares of Stock that the Participant received under the Award.
b.    “Detrimental Activity” means (i) the unauthorized rendering of services for any organization or engaging, directly or indirectly, in any business which is competitive with the business of the Corporation; (ii) the disclosure to any person or entity outside the Corporation, or use in other than the Corporation’s business, without prior written authorization from the Corporation, of any “Confidential Information,” as hereinafter defined or material relating to the business of the Corporation; (iii) activity that results in termination of the Participant’s services as an employee of the Corporation for Cause; or (iv) any other conduct or act reasonably determined by the Corporation to be injurious, detrimental or prejudicial to any interest of the Corporation. “Cause” means Participant’s (a) willful and continued failure to follow the Corporation’s reasonable direction or to perform any duties reasonably required of Participant (other than any such failure resulting from his Disability or from termination by Participant for Good Reason, if applicable), after written demand for substantial performance is delivered to Participant specifying in reasonable detail the manner in which Participant has not performed, and Participant has not remedied such failure within 30 days after notice thereof, (b) material violation of, or failure to act upon or report known or suspected violations of, the Corporation’s Guidelines for Business Conduct, as amended from time to time, (c) conviction of, or a plea of nolo contendere with respect to, any felony, (d) commission of any criminal, fraudulent, or dishonest act in connection with Participant’s employment, (e) material breach of this Agreement which, if capable of remedy, continues for a period of 30 days without remedy thereof by Participant after notice thereof, or two or more such breaches in any two month period, or (f) one or more instances of willful misconduct or gross negligence that, individually or in the aggregate, is materially detrimental to the Corporation’s interests. “Good Reason” shall have the meaning set forth in a current and enforceable employment agreement between the Corporation (or one of its wholly owned subsidiaries) and Participant, if applicable.
c.    “Confidential Information” includes any business, financial and other sensitive, confidential, proprietary and trade secret information which is of unique value to the Corporation. Examples of Confidential Information include: inventions, improvements and designs; new product or marketing plans; business strategies and plans; merger and acquisition targets; financial and pricing information; computer programs, source codes, models and databases; analytical models; human resources strategies; customer lists and information; and supplier and vendor lists and other information which is not generally available to the public.
14.It is the Corporation’s intention that the shares of Stock represented by the Award will be exempt from Section 16(b) of the Exchange Act by reason of Rule 16b-3. In the event that exercise of any decision-making power granted by the Plan or this Agreement to the Participant or the Committee will result in the loss of such exemption, then the Participant or the Committee, as the case may be, shall not be entitled to exercise such power, which shall be exercised by the remaining members of the Committee or the Board, as the case may be.
15.If at any time the Corporation or the Committee shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock represented by the Award upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of such Stock hereunder, such Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation and the Committee. In addition, the Corporation may at any time require, as a condition to the issuance or delivery of such Stock, that the Participant represent in writing that he is acquiring such Stock for investment purposes only and not with a view to distribution and in such event, the Corporation may endorse an appropriate legend on the certificate representing the shares of Stock and cause the transfer agent to make an appropriate notation on its books with respect to such shares.
16.All compensation payable under this Agreement will be subject to applicable tax withholding and other required or authorized deductions prior to the issuance of any LTI Shares, and shall be subject in all respects to the terms, provisions and conditions of the Plan. Such tax withholding and other tax obligations may be satisfied by the Participant electing to receive the net shares representing the difference between the current fair market value and the tax amount required to be withheld.
17.The Corporation and Committee make no representations concerning the tax consequences of the Award under Code Section 409A or any other federal, state or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participants should consult a competent and independent tax advisor regarding the tax consequences of the Award.
18.Any and all compensation paid or required to be paid pursuant to this Agreement, including the issuance of shares of stock, shall be subject to repayment to the Corporation by Participant (and the Participant’s Beneficiary, heirs and estate) pursuant to the terms of any clawback, recoupment or other policy implemented from time to time by the Corporation, as amended.

19.This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
DREW INDUSTRIES INCORPORATED

By:___________________________________
Date:____ ______________

______________________________________
(Participant’s Signature)
_______________________________________
(Date)
_______________________________________
(Street Address):
_______________________________________
(City, State, Zip Code)
_______________________________________
(Social Security Number)

Annex A

EPS Growth Example

[__]-Year Target Annualized Growth	Threshold [___]% [___]%	Target [___]% [___]%	Maximum [___]% [___]%	←Step 1 ←Step 2 Annualize
Starting EPS $[___] Year 1 Year 2 Cumulative EPS Hurdle	$[___] $[___] $[___] $[___]	$[___] $[___] $[___] $[___]	$[___] $[___] $[___] $[___]	←Step 3 Calc. Y1 ←Step 4 Calc. Y2 ←Step 5 Sum Y1+Y2
Payout	50%	100%	150%

BENEFICIARY DESIGNATION

I, [NAME], designate the Beneficiary(ies) below to receive all of my benefits payable in accordance with the terms of a Restricted Stock Award Agreement entered into as of [DATE], 20[__] between myself and Drew Industries Incorporated and issued to me pursuant to the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated.

PRIMARY BENEFICIARY(IES)

Name	Percentage of Benefits	Relationship	Social Security Number
____________________	_______	__________	________________
____________________	_______	__________	________________

CONTINGENT BENEFICIARIES (Will receive indicated portions of my Restricted Stock Award referred to herein if no Primary Beneficiaries survive me)

Name	Percentage of Benefits	Relationship	Social Security Number
_____________________	_______	__________	________________
_____________________ _____________________	_______ _______	__________ __________	________________ ________________

Signature of Participant                        Date

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